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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               ABN AMRO BANK N.V.
             (Exact Name of Registrant as Specified in Its Charter)

           The Netherlands                            NOT APPLICABLE
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

                              Gustav Mahlerlaan 10
                                1082 PP Amsterdam
                                 The Netherlands
               (Address of Principal Executive Offices, Zip Code)


If this form relates to the registration  If this form relates to the
of a class of securities pursuant to      registrationof a class of securities
Section 12(b) of the Exchange Act and     pursuant toSection 12(g) of the
is effective pursuant to General          Exchange Act and is effective pursuant
Instruction A.(c), please check the       to General Instruction A.(d), please
following box. [X]                        check the following box [ ]



Securities Act registration statement
file number to which this form relates:   333-49198
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                                          (If applicable)



Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                             Name of Each Exchange on Which
to be so Registered                             Each Class is to be Registered
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Medium-Term Notes, Series A                         American Stock Exchange
(Senior Fixed Rate Notes)
12% Reverse Exchangeable Securities
due December 4, 2002 linked
to common stock of General Electric Company

Securities to be registered pursuant to Section 12(g) of the Act: None

                                (Title of Class)
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Item 1:   Description of Registrant's Securities to be Registered

     The title of the class of securities to be registered hereunder is:
Medium-Term Notes, Series A (Senior Fixed Rate Notes), 12% Reverse Exchangeable Securities due December 4, 2000 linked to common stock of General Electric Company (the "Securities"). A description of the Securities is set forth under the heading "Description of Debt Securities" in the prospectus included in the Registrant's registration statement on Form F-3 (Registration No. 333- 49198) filed with the Securities and Exchange Commission on November 2, 2000 (the "Registration Statement on Form F-3"), as supplemented by the information under the heading "Description of Notes" in the prospectus supplement dated November 27, 2000 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description under the heading "Description of Securities" in the Pricing Supplement dated May 31, 2001 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the Securities and is hereby deemed to be incorporated by reference into this registration statement and to be a part hereof.

Item 2:   Exhibits

     The following exhibits are filed herewith:

     4.1 Proposed form of Global Note evidencing the Securities.


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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                                 ABN AMRO Bank N.V.


                                                 By: /s/ Mark Egert
                                                    ---------------------------
                                                    Name:  Mark Egert
                                                    Title: Attorney-in-Fact


Date: May 31, 2001




                                                 ABN AMRO Bank N.V.


                                                 By: /s/ Robert Mulligan Jr.
                                                    ---------------------------
                                                     Name:  Robert Mulligan Jr.
                                                     Title: Attorney-in-Fact


Date: May 31, 2001

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                                INDEX TO EXHIBITS


Exhibit No.                                                           Page No.
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4.1      Proposed form of Global Note evidencing Securities.            A-1


                                       4